CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the inclusion in this Registration Statement on Form SB-2 of National Investment Managers, Inc. of our report dated June 3, 2005, relating to our audits of the consolidated financial statements of American Benefit Resources, Inc. as of and for the years ended December 31, 2004 and 2003, which report is included in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Einser LLP


New York, New York
February 9, 2005